New Issue Marketing Materials

$[891,000,000]

J.P. Morgan Alternative Loan Trust, 2006-S4 Certificates

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

[Wells Fargo Bank, N.A.]

Servicer

J.P. Morgan Acquisition Corp.

Sponsor and Seller

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

MBS Trading Desk (212) 834-2499

Contact List

JPMorgan MBS			Rating Agency Contacts
Origination:	Matthew Wong	212-834-5709	Standard & Poor’s	Peter McGinnis	212-438-7329
	Kavitha Vignarajah	212-834-5399
	Ekaterina Fayn	212-834-9112
	Carla Schriver	212-834-5257	Moody’s	Jason (Shuisheng) Shi	212-553-1709
	Rifat Chowdhury	212-834-5873

Trading / Structuring	Greg Boester	212-834-2499
	Eric Norquist	212-834-2499
	Dan Lonski	212-834-2499
	Ruslan Margolin	212-834-2499

Please Direct All Questions to Matthew Wong matthew.e.wong@jpmorgan.com 212-834-5709 Ekaterina Fayn ekaterina.x.fayn@jpmorgan.com 212-834-9112

Bond Summary

$[891,000,000]

(Approximate, Subject to +/- 5% Variance)

J.P. Morgan Alternative Loan Trust

Mortgage Pass-Through Certificates, Series 2006-S4

Class	Approximate Size ($)	Initial Coupon Rate(1)	Est.WAL (yrs.) To Call(2)	Principal Window (Mths.) To Call	Approx. Initial C/E (%) (3)	Approx. Targeted C/E (%)(3)(4)	Expected Ratings Moody’s/S&P(3)
A-1-A	173,933,000	[ ]%	0.95	Dec06 - Oct08	[10.70]	[11.00]	[Aaa / AAA]
A-1-B	173,934,000	1M LIBOR + [ ]	0.95	Dec06 - Oct08	[10.70]	[11.00]	[Aaa / AAA]
A-2-A	57,923,000	[ ]%	2.25	Oct08 - Jul09	[10.70]	[11.00]	[Aaa / AAA]
A-2-B	57,923,000	1M LIBOR + [ ]	2.25	Oct08 - Jul09	[10.70]	[11.00]	[Aaa / AAA]
A-3-A	55,604,000	[ ]%	3.25	Jul09 - Nov10	[10.70]	[11.00]	[Aaa / AAA]
A-3-B	55,604,000	1M LIBOR + [ ]	3.25	Jul09 - Nov10	[10.70]	[11.00]	[Aaa / AAA]
A-4	91,483,000	[ ]%	5.00	Nov10 - Jul13	[10.70]	[11.00]	[Aaa / AAA]
A-5	52,268,000	[ ]%	7.85	Jul13 - Nov14	[10.70]	[11.00]	[Aaa / AAA]
A-6	85,050,000	[ ]%	6.35	Dec09 - Nov14	[10.70]	[11.00]	[Aaa / AAA]
A-7	46,778,000	[ ]%	6.35	Dec09 - Nov14	[5.50]	[11.00]	[Aa1 / AAA]
M-1	10,800,000	[ ]%	5.29	Dec09 - Nov14	[4.30]	[8.60]	[Aa1 / AA+]
M-2	5,400,000	[ ]%	5.29	Dec09 - Nov14	[3.70]	[7.40]	[Aa2 / AA+]
M-3	4,500,000	[ ]%	5.29	Dec09 - Nov14	[3.20]	[6.40]	[Aa3 / AA]
M-4	4,500,000	[ ]%	5.29	Dec09 - Nov14	[2.70]	[5.40]	[A1 / AA-]
M-5	4,500,000	[ ]%	5.26	Dec09 - Nov14	[2.20]	[4.40]	[A2 / A+]
M-6	4,500,000	[ ]%	5.09	Dec09 - Jun14	[1.70]	[3.40]	[A3 / A]
B-1	6,300,000	[ ]%	4.68	Dec09 - Jul13	[1.00]	[2.00]	[Baa2 / BBB+]
Non-Offered Certificates
CE	9,000,000	N/A	N/A	N/A	N/A	N/A	N/A

(1)

For any Distribution Date, the “Certificate Rate” on each class of Offered Certificates will equal (x) in the case of the Class A-1-B, Class A-2-B, and Class A-3-B Certificates, the least of (a) LIBOR plus the related Certificate Margin, (b) the Net WAC Rate (adjusted for the actual number of days in the related accrual period) and (c) 11.50% per annum, and (y) in the case of the Offered Certificates other than the Class A-1-B, Class A-2-B, and Class A-3-B Certificates, the lesser of (a) (i) on or prior to the Optional Clean-Up Call date, the Initial Coupon Rate (as defined in the table above), and (ii) after the Optional Clean-Up call date, the Initial Coupon Rate (as defined in the table above) plus (A) in the case of the Senior Certificates, 0.50%, and (B) in the case of the Subordinate Certificates, 0.25%.  For any Distribution Date and the Class A-1-B, Class A-2-B, and Class A-3-B Certificates, the “Certificate Margin” will equal  (i) on or prior to the Optional Clean-Up Call date, the initial certificate margin over 1 Month  Libor (as indicated in the table above), and (ii) after the Optional Clean-Up Call date, the initial certificate margin over 1 Month  Libor (as indicated in the table above) multiplied by two.

(2)

Weighted average life calculated at the Pricing Prepayment Speed and to the date on which the Optional Clean-Up Call is first eligible to be exercised, each as set forth in Summary of Terms below.

(3)

Ratings and credit enhancement levels subject to change upon final confirmation from Moody’s and S&P. Credit enhancement levels include the Overcollateralization Amount. Approximate Initial Credit enhancement levels for the Senior Certificates, other than the Class A-7 Certificates, benefit from additional credit support from the Class A-7 Certificates.

(4)

Targeted credit enhancement level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect.

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Deal Summary

Issuing Entity	J.P. Morgan Alternative Loan Trust, 2006-S4
Offered Certificates

Class A-1-A, Class A-1-B, Class A-2-A Class A-2-B, Class A-3-A, Class A-3-B, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, and Class   B-1 Certificates are the “Offered Certificates”. In addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.

Senior Certificates:

Class A-1-A, Class A-1-B, Class A-2-A, Class A-2-B, Class A-3-A, Class A-3-B, Class A-4, Class A-5, Class A-6, and Class A-7.

Mezzanine Certificates:

Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6.

Subordinate Certificates:

Class B-1

LIBOR Certificates:

Class A-1-B, Class A-2-B and Class A-3-B.

Lead Underwriter	J.P. Morgan Securities, Inc.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Depositor	J.P. Morgan Acceptance Corporation I
Trustee	U.S. Bank National Association.
Master Servicer	[Well’s Fargo Bank, N.A.] (the “Master Servicer”)
Servicers	JPMorgan Chase Bank, National Association, Countrywide Servicing, PHH, and certain other servicers will act as a servicer of a portion of the mortgage loans.
Custodian	JPMorgan Chase Bank, N.A.
Swap Provider	JPMorgan Chase Bank, National Association
Cut-off Date	November 1, 2006.
Settlement Date	On or around November 30, 2006.
Optional Clean-Up Call

The Clean-Up Call option may be exercised on the first Distribution Date on which the current balance of the mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

Pricing Prepayment Speed

100% “PPC” assumes a per annum rate of prepayment of 10% of the then outstanding principal balance of a pool of mortgage loans in the first month of the life of the mortgage loans, following which the annual prepayment rate increases by 15%/11 each month until the 12th month of the life of the mortgage loans and remains constant at 25% per annum in the 12th month of the life of the mortgage loans and in each month thereafter.

ERISA

Subject to important considerations described under “ERISA Matters” in the supplemental term sheet and “ERISA Considerations” in the  prospectus, the certificates that will not be subordinated to any other class of certificates are expected to be eligible for purchase by persons investing assets of employee benefit plans or other retirement arrangements; provided the acquisition and holding of such offered certificates is eligible for the exemptive relief available under one of the administrative class or statutory exemptions described in the supplemental term sheet under “ERISA Considerations”.  Certificates that are subordinate to other classes of certificates may be purchased by plan investors that are certain insurance company general accounts.

SMMEA

Generally any certificate rated in one of the two highest generic rating categories by at least one nationally recognized statistical rating organization will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Total Mortgage Loan Statistics

All Collateral Statistics set forth in the table below and in the proceeding pages are approximate and subject to change based on final collateral

Please refer to Mortgage Loan Statistics section of this Term Sheet for more detailed collateral tables and statistics

Summary Statistics		Minimum	Maximum
Scheduled Principal Balance:	$918,557,964.48	$27,915.43	$2,996,668.99
Number of Mortgage Loans:	2,400
Average Scheduled Principal Balance:	$382,732.49

Weighted Average Gross Coupon:	7.113%	5.500%	10.313%
Weighted Average Fico Score(1):	703	505	819
Weighted Average Original LTV(2):	72.51%	15.06%	103.00%
Weighted Average Effective LTV Ratio(3):	70.17%	15.06%	83.00%
Percent with Mortgage Insurance(4)	8.39%
Weighted Average Original Term:	362	180	480
Weighted Average Stated Remaining Term:	358	88	478
Weighted Average Seasoning:	3	0	92
Maturity Date:		March, 2014	September, 2046
Percent Interest Only Loans	30.31%
Percent Second Liens	0.00%

(1)

Represents the non-zero weighted average of the FICO at the time of origination

(2)

LTV is calculated by the following formula (principal balance at origination / property value)%

(3)

Effective LTV is calculated by the following formula (Original LTV  - PMI Coverage)%

(4)

Includes loans with mortgage insurance paid by the originator and the Underwriter

Structure

Overview

“Senior Certificates”: Class A-1-A, Class A-1-B, Class A-2-A, Class A-2-B, Class A-3-A, Class A-3-B, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates

•

Interest will accrue on the Class A-1-A Certificates at a fixed rate, subject to a cap equal to the weighted average of the net interest rates on the mortgage loans (the “Net WAC Rate”), on a 30/360 basis with 0 days delay.

•

Interest will accrue on the Class A-1-B, Class A-2-B, and Class A-3-B Certificates at a rate of One-Month LIBOR plus a predetermined margin, subject to a cap equal to the Net WAC Rate (adjusted to an Actual/360 basis), on an Actual/360 basis with 0 days delay.

•

Interest will accrue on the Class A-2-A, Class A-3-A, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates at a fixed rate, subject to a cap equal to the Net WAC Rate, on a 30/360 basis with 24 days delay.

•

The Senior Certificates will be entitled to all principal payments on each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.

•

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.

•

Principal payments on the Class A-6 and Class A-7 Certificates (collectively, the “NAS Certificates”) for any Distribution Date will be equal to the product of (i) the NAS Lockout Percentage, (ii) a fraction, the numerator of which is equal to the balance of the NAS Certificates immediately prior to such Distribution Date and the denominator of which is equal to the sum of the balances of the Senior Certificates immediately prior to such Distribution Date and (iii) the Principal Distribution Amount or Senior Principal Distribution Amount for such Distribution Date, as applicable.

•

Realized losses allocable to the Senior Certificates, other than the Class A-7 Certificates (the “Super Senior Certificates”) will be allocated to the Class A-7 Certificates (the “Senior Support Certificates”) until the class principal amount of the Senior Support Certificates has been reduced to zero.

Mezzanine and Subordinate Certificates:

•

The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates (the “Mezzanine Certificates”) will have a higher priority than the Class B-1 Certificates (the “Subordinate Certificates”). In addition, each class of Mezzanine Certificates will be subordinate to each other class of Mezzanine Certificates with a lower numerical designation.

•

Interest will accrue on Mezzanine and Subordinate Certificates at a fixed rate, subject to a cap equal to the Net WAC Rate, on a 30/360 basis with 24 days delay.

•

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Mezzanine and Subordinate Certificates will receive principal only in the event that the Senior Certificates have been paid in full on or prior to such date.

•

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Mezzanine and Subordinate Certificates will each receive principal sequentially to their individual target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

Subordination of Class M and B Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately [1.00]% of the Cut-off Date balance of the mortgage loans.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step down to [2.00]% of the then current balance of the mortgage loans, subject to an O/C floor of [.50]% of the Cut-off Date balance of the mortgage loans.

Senior Certificates(1) [10.70]% Initial C/E Super Senior [5.50]% Initial C/E Senior Support

Loss Allocation

Any realized losses first will be absorbed by the Class CE Certificates by a reduction of amounts otherwise payable to such Certificates, then will reduce the O/C amount, and finally will be allocated to the Subordinate, Mezzanine, and Class A-7 Certificates, in reverse order of priority of distribution.

Class M-1 [4.30]% Initial C/E
Class M-2 [3.70]% Initial C/E
Class M-3 [3.20]% Initial C/E
Class M-4 [2.70]% Initial C/E
Class M-5 [2.20]% Initial C/E
Class M-6 [1.70]% Initial C/E
Class B-1 [1.00]% Initial C/E

Overcollateralization

Initial O/C Amount: [1.00]% of Cut-off Date balance of the mortgage loans.

Target O/C Amount: (a) on or after the Step-Down Date, provided a Trigger Event is not in effect, [2.00]% of the current mortgage loan balance, subject to a floor of
[0.50 ]% of the mortgage loan balance as of the Cut-off Date.

Excess Spread Any excess spread will cover interest shortfalls and cumulative losses before being distributed to the holders of the Class CE Certificates.

(1) Senior Certificates share preferential right to receive interest over the Mezzanine and Subordinate Certificates

Trigger Event

A Trigger Event is in effect with respect to any Distribution Date on or after the Step-Down Date if either (i) the percentage obtained by dividing (x) the principal balance of the mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the principal balance of the mortgage loans as of the last day of the prior calendar month, is greater than [47.00]% (subject to rating agency approval) of the senior enhancement percentage for the related Distribution Date or if (ii) the cumulative realized losses on the mortgage loans exceeds the percentage set forth in the following table:

Range of Distribution Dates (subject to rating agency approval)	Percentage (subject to rating agency approval)
December 2009 – November 2010	[0.65]%*
December 2010 – November 2011	[1.10]%*
December 2011 – November 2012	[1.50]%*
December 2012 and thereafter	[1.75]%

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the first Distribution Date in the succeeding range.

Priority of Distributions

Interest Rate Swap Agreement

Under the swap agreement, on the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of approximately [$287,461,000].  Under the Swap Agreement, prior to each Distribution Date, the supplemental interest trust will be obligated to pay an amount equal to the product of a) the related Notional Amount as set forth in the Swap Schedule, b) approximately [5.160] % per annum, and c) a fraction, the numerator of which is 30 (or 25, in the case of the first Distribution Date) and the denominator of which is 360. The supplemental interest trust will be entitled to receive an amount equal to the product of a) the related Notional Amount as set forth in the Swap Schedule, b) one-month LIBOR, and c) a fraction, the numerator of which is the actual number of days in the related accrual period, and the denominator of which is 360. Only the net amount of the two obligations (the “Net Swap Payment”) will be paid by the appropriate party.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

Any amounts allocated to the Certificateholders from the Swap Agreement will be distributed to the Swap Account. On each Distribution Date, amounts on deposit in the Swap Account will be distributed prior to distribution of Net Monthly Excess Cashflow, sequentially as follows:

1.

To the Class A-1-B Certificates, up to the Basis Risk Shortfall Carryover Amount for the Class A-1-B Certificates;

2.

To the Class A-2-B Certificates, up to the Basis Risk Shortfall Carryover Amount   for the Class A-2-B Certificates;

3.

To the Class A-3-B Certificates, up to the Basis Risk Shortfall Carryover Amount for the Class A-3-B Certificates;

4.

Any amounts remaining undistributed from the Swap Account will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below.

Distributions of Interest

On each Distribution Date, the Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider;

2.

To the Senior Certificates, the related Interest Distribution Amount;

3.

To the Senior Certificates, the related unpaid Interest Shortfall, if any;

4.

To the Class M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class M-3 Certificates, the Interest Distribution Amount allocable to such certificates;

7.

To the Class M-4 Certificates, the Interest Distribution Amount allocable to such certificates;

8.

To the Class M-5 Certificates, the Interest Distribution Amount allocable to such certificates;

9.

To the Class M-6 Certificates, the Interest Distribution Amount allocable to such certificates;

10.

To the Class B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below. On any Distribution Date, any Net Interest Shortfalls will first reduce Net Monthly Excess Cashflow and then will be allocated among the Senior Certificates, the Mezzanine Certificates and the Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

A.

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.  To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider, not previously paid with Interest Distributions.

2.  To the Senior Certificates:

a.

First, pro rata to the NAS Certificates, the NAS Priority Amount;

b.

Second, sequentially:

i)

Pro rata to the Class A-1-A and Class A-1-B Certificates, until the class principal amount of each such class has been reduced to zero;

ii)

Pro rata to the Class A-2-A and Class A-2-B Certificates, until the class principal amount of each such class has been reduced to zero;

iii)

Pro rata to the Class A-3-A and Class A-3-B Certificates, until the class principal amount of each such class has been reduced to zero;

iv)

To the Class A-4 Certificates, until the class principal amount thereof has been reduced to zero;

v)

To the Class A-5 Certificates, until the class principal amount thereof has been reduced to zero;

c.     Pro rata to the NAS Certificates, until the class principal amount of each such class has been reduced to zero.

3.  To the Class M-1 Certificates, until the class principal amount thereof has been reduced to zero;

4.  To the Class M-2 Certificates, until the class principal amount thereof has been reduced to zero;

5.  To the Class M-3 Certificates, until the class principal amount thereof has been reduced to zero;

6.  To the Class M-4 Certificates, until the class principal amount thereof has been reduced to zero;

7.  To the Class M-5 Certificates, until the class principal amount thereof has been reduced to zero;

8.  To the Class M-6 Certificates, until the class principal amount thereof has been reduced to zero;

9.  To the Class B-1 Certificates, until the class principal amount thereof has been reduced to zero;

Any Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

B.

On each Distribution Date on or after the Step-Down Date and on which a Trigger Event is not in effect, the Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.  To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider, not previously paid with Interest Distributions.

2.  To the Senior Certificates, the Senior Principal Distribution Amount for such Distribution Date, as follows:

a.

First, pro rata to the NAS Certificates, the NAS Priority Amount;

b.

Second, sequentially:

i)

Pro rata to the Class A-1-A and Class A-1-B Certificates, until the class principal amount of each such class has been reduced to zero;

ii)

Pro rata to the Class A-2-A and Class A-2-B Certificates, until the class principal amount of each such class has been reduced to zero;

iii)

Pro rata to the Class A-3-A and Class A-3-B Certificates, until the class principal amount of each such class has been reduced to zero;

iv)

To the Class A-4 Certificates, until the class principal amount thereof has been reduced to zero;

v)

To the Class A-5 Certificates, until the class principal amount thereof has been reduced to zero;

c.      Pro rata to the NAS Certificates, until the class principal amount of each such class has been reduced to zero.

3.  To the Class M-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

4.  To the Class M-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

5.  To the Class M-3 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

6.  To the Class M-4 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

7.  To the Class M-5 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero;

8.  To the Class M-6 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero, and

9.  To the Class B-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the class principal amount thereof has been reduced to zero.

Any Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1.

To the Swap Provider, any Swap Termination Payments owed to the Swap Provider;

2.

To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount in accordance with the priorities described above;

3.

To the Senior Certificates, pro rata, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

4.

To the Senior Certificates, pro rata, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

5.

To the Class M-1 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

6.

To the Class M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

7.

To the Class M-2 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

8.

To the Class M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

9.

To the Class M-3 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

10.

To the Class M-3 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

11.

To the Class M-4 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

12.

To the Class M-4 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

13.

To the Class M-5 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

14.

To the Class M-5 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

15.

To the Class M-6 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

16.

To the Class M-6 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

17.

To the Class B-1 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

18.

To the Class B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

19.

concurrently, to the holders of the Senior Certificates, pro rata, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any;

20.

To the Class M-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

21.

To the Class M-2 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

22.

To the Class M-3 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

23.

To the Class M-4 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

24.

To the Class M-5 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

25.

To the Class M-6 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

26.

To the Class B-1 Certificates, such class’ previously allocated and not reimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

27.

To the Certificates in accordance with the priorities set forth above, any Basis Risk Shortfall Carryover Amounts for the Certificates for such Distribution Date (in each case after giving effect to amounts paid under the Swap agreement for such Distribution Date);

28.

To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto; and

29.

To the Class CE Certificates.

Summary of Terms

Administrative Fees

For any Distribution Date, the sum of the servicing fee, master servicing fee, any applicable lender paid or other mortgage insurance fees, or any other administrative fees related to the mortgage loans in such pool.

Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

Certificate Margin	The Certificate Margin as defined in footnote (1) on page 3
Certificate Rate	The Certificate Rate as defined in footnote (1) on page 3
Formula Rate

For any Distribution date and each class of Certificates, the rate at which interest for such Class would have accrued at the related Certificate Rate on such Distribution Date had its certificate interest rate for such Distribution Date not been subject to the Net WAC Rate cap.

Basis Risk Shortfall Carryover Amounts

For any Distribution date and each class of Certificates, an amount equal to the excess, if any, of (x) the amount of interest that would have accrued on such class of Certificates at the Formula Rate, over (y) the amount of interest that would have accrued on such class of Certificates at the Net WAC Rate (in the case of the Libor Certificates, adjusted to an actual/360 basis).

Current Principal Balance	For any Distribution Date and Mortgage Loan, the stated principal balance of such Mortgage Loan as of the last day of the related due period.
Distribution Date	25th day of each month (or the next business day if the 25th is not a business day), commencing in December 2006.
Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Interest Distribution Amount

With respect to each class of Offered Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related accrual period at the related certificate interest rate on the related class principal amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Remittance Amount

With respect to any Distribution Date, that portion of the available distribution amount for such Distribution Date attributable to interest received or advanced with respect to the mortgage loans and compensating interest paid by the Servicer with respect to the mortgage loans.

Interest Shortfall

With respect to any class of Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Mortgage Loan	The conventional, fixed rate mortgage loans secured by first liens on the Mortgaged Properties included in the Issuing Entity as of the Closing Date.
NAS Certificates	The Class A-6 and Class A-7 Certificates.
NAS Lockout Percentage	The percentage as set forth in the table below:
Distribution Date NAS Lockout Percentage Dec 2006 – Nov 2009 0 Dec 2009 – Nov 2011 45 Dec 2011 – Nov 2012 80 Dec 2012 – Nov 2013 100 Dec 2013 and thereafter 300
NAS Priority Amount

With respect to the Class A-6 and Class A-7 Certificates and any Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the lesser of (x) the Principal Distribution Amount for such Distribution Date and (y) the product of (a) the NAS Priority Percentage, (b) the NAS Lockout Percentage, and (c) the Principal Distribution Amount for such Distribution Date.

With respect to the Class A-6 and Class A-7 Certificates and any Distribution Date on and after the Step-Down Date and on which a Trigger Event is not in effect, the lesser of (x) the Senior Principal Distribution Amount for such Distribution Date and (y) the product of (a) the NAS Priority Percentage, (b) the NAS Lockout Percentage, and (c) the Senior Principal Distribution Amount for such Distribution Date.

NAS Priority Percentage

With respect to any Distribution Date, the aggregate class principal amount of the Class A-6 and Class A-7 Certificates divided by the aggregate class principal amount of the Senior Certificates, in each case immediately prior to any distributions on such Distribution Date.

Net Interest Shortfalls	With respect to any Distribution Date, an amount equal to the sum of a) any Net Prepayment Interest Shortfalls for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available distribution amount for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Certificates, (B) the Interest Shortfall for the Senior Certificates and (C) Net Swap Payment made by the Supplemental Interest Trust and any Swap Termination Payments (unless the Swap Provider is the defaulting party) and (D) the Principal Remittance Amount.

Net Prepayment Interest Shortfall

With respect to any Distribution Date, the amount by which a prepayment interest shortfall for the related prepayment period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such due period.

Net WAC Rate

For any Distribution Date, the weighted average of the mortgage rates of the Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, net of the sum of (i) Administrative Fees and (ii) any Net Swap Payment or Swap Termination Payment (unless the Swap Provider is the defaulting party) made to the Swap Provider for such Distribution Date, weighted on the basis of their stated principal balances as of that date.

Overcollateralization Amount

For any Distribution Date, the amount, if any, by which (x) the aggregate Current Principal Balance of the Mortgage Loans exceeds (y) the sum of the aggregate class principal amount of the Certificates (other than the Class CE Certificates) as of such Distribution Date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such Distribution Date). Initially, the Overcollateralization Amount will be approximately [1.00]% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Principal Remittance Amount on such Distribution Date).

Overcollateralization Floor	With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and (ii) the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount

With respect to any Distribution Date (1) prior to the Step-Down Date, approximately [1.00]% of the aggregate stated principal balance of the mortgage loans as of the Cut-off Date, or (2) on or after the Step-Down Date, (A) if a Trigger Event is not in effect, the greater of (x) [2.00]% of the aggregate Current Principal Balance of the Mortgage Loans and (y) the Overcollateralization Floor, and (B) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Principal Distribution Amount	With respect to any Distribution Date, the sum of (i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.
Principal Remittance Amount

With respect to any Distribution Date, the portion of the available distribution amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the mortgage loans by the Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the mortgage loans received during the related prepayment period, including any subsequent recoveries on the mortgage loans, and (iv) the principal portion of the purchase price of each mortgage loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the mortgage loans, the principal portion of the purchase price, up to the principal portion of the par value and (vi) amounts paid under the Swap Agreement to cover the Unpaid Realized Loss Amounts.

Realized Loss

With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate class principal amount of the Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring December 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to [11.00]% (as calculated prior to the distribution of Principal Distribution Amount on the Mezzanine and Subordinate Certificates).

Senior Principal Distribution Amount

For any applicable Distribution Date, an amount equal to the excess of (x) the aggregate class principal amount of the Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately 89.00% and (2) the aggregate Current Principal Balance of the Mortgage Loans and (B) the aggregate Current Principal Balance of the Mortgage Loans minus the Overcollateralization Floor.

Structuring Assumptions

The following assumptions, unless otherwise specified: (i) scheduled payments on all Mortgage Loans are received on the first day of each month beginning December 1, 2006, (ii) any principal prepayments on the Mortgage Loans are received on the last day of each month beginning in November 2006 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Mortgage Loans prepay at the indicated constant percentages of PPC, (vii) the date of issuance for the Certificates is November [30], 2006, (viii) cash distributions are received by the Certificateholders on the 25th day of each month, (ix) there are no Net Interest Shortfalls on any Distribution Date and (x) 1-Month LIBOR is constant at [5.320]%.

Subordinate Class Principal Distribution Amount

With respect to any class of Subordinate Certificates or Mezzanine Certificates and Distribution Date, an amount equal to the excess of (x) the sum of (1) the class principal amount of such class of Certificates immediately prior to such Distribution Date the and (2) the aggregate class principal amount of all classes of Certificates senior in right of payment to such class (after taking into account the payment of the related Senior Principal Distribution Amount and Subordinate Class Principal Distribution Amount, as applicable, on such Distribution Date) over (y) the lesser of (A) the product of (1) 100% minus the related Targeted C/E Percentage and (2) the aggregate Current Principal Balance of the Mortgage Loans and (B) the aggregate Current Principal Balance of the Mortgage Loans minus the Overcollateralization Floor.

Targeted C/E Percentage	For each Class of Certificates, the percentage as set forth in the table on page [3].
Unpaid Realized Loss Amount

For any class of Senior, Mezzanine or Subordinate Certificates, the portion of the aggregate allocated Realized Loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Swap Agreement	An agreement entered into by the Securities Administrator on behalf of the supplemental interest trust and the Swap Provider for the benefit of the certain classes of Certificates.
Swap Account	The separate account established by the Securities Administrator for the benefit of the holders of the certain Certificates for the deposit of any amounts received under the Swap Agreement.

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to call)(1)

Prepayment Speed	25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
Class A-1-A / A-1-B
WAL (yrs)	3.41	1.78	1.23	0.95	0.78	0.66	0.57
Principal Window (months)	1 - 97	1 - 45	1 - 30	1 - 23	1 - 18	1 - 15	1 - 13
Class A-2-A / A-2-B
WAL (yrs)	10.94	4.67	3.02	2.25	1.79	1.49	1.26
Principal Window (months)	97 - 164	45 - 70	30 - 44	23 - 32	18 - 26	15 - 21	13 - 18
Class A-3-A / A-3-B
WAL (yrs)	16.37	8.36	4.62	3.25	2.48	2.03	1.71
Principal Window (months)	164 - 231	70 - 137	44 - 70	32 - 48	26 - 35	21 - 28	18 - 24
Class A-4
WAL (yrs)	21.81	13.89	8.59	5.00	3.60	2.69	2.25
Principal Window (months)	231 - 279	137 - 185	70 - 129	48 - 80	35 - 54	28 - 40	24 - 31
Class A-5
WAL (yrs)	23.24	15.40	10.74	7.85	5.39	3.86	2.75
Principal Window (months)	279 - 279	185 - 185	129 - 129	80 - 96	54 - 75	40 - 55	31 - 36
Class A-6
WAL (yrs)	9.60	7.87	6.98	6.35	5.50	4.74	3.97
Principal Window (months)	37 - 279	37 - 185	37 - 129	37 - 96	38 - 75	39 - 61	36 - 50
Class A-7
WAL (yrs)	9.60	7.87	6.98	6.35	5.50	4.74	3.97
Principal Window (months)	37 - 279	37 - 185	37 - 129	37 - 96	38 - 75	39 - 61	36 - 50
Class M-1
WAL (yrs)	16.95	10.34	7.07	5.29	4.33	3.81	3.56
Principal Window (months)	113 - 279	61 - 185	41 - 129	37 - 96	38 - 75	39 - 61	40 - 50
Class M-2
WAL (yrs)	16.95	10.34	7.07	5.29	4.33	3.80	3.51
Principal Window (months)	113 - 279	61 - 185	41 - 129	37 - 96	38 - 75	38 - 61	39 - 50
Class M-3
WAL (yrs)	16.95	10.34	7.07	5.29	4.33	3.77	3.48
Principal Window (months)	113 - 279	61 - 185	41 - 129	37 - 96	38 - 75	38 - 61	39 - 50
Class M-4
WAL (yrs)	16.95	10.34	7.07	5.29	4.30	3.77	3.47
Principal Window (months)	113 - 279	61 - 185	41 - 129	37 - 96	37 - 75	38 - 61	38 - 50
Class M-5
WAL (yrs)	16.91	10.30	7.03	5.26	4.28	3.75	3.42
Principal Window (months)	113 - 279	61 - 185	41 - 129	37 - 96	37 - 75	38 - 61	38 - 50
Class M-6
WAL (yrs)	16.61	10.00	6.81	5.09	4.15	3.61	3.33
Principal Window (months)	113 - 271	61 - 176	41 - 122	37 - 91	37 - 71	37 - 57	38 - 48
Class B-1
WAL (yrs)	15.72	9.26	6.26	4.68	3.83	3.35	3.13
Principal Window (months)	113 - 251	61 - 158	41 - 108	37 - 80	37 - 63	37 - 51	37 - 42

 (1) Based on the Structuring Assumptions with the following exception: the optional call is exercised at the earliest eligible Distribution Date

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to maturity)(1)

Prepayment Speed	25% PPC	50% PPC	75% PPC	100% PPC	125% PPC	150% PPC	175% PPC
Class A-1-A / A-1-B
WAL (yrs)	3.41	1.78	1.23	0.95	0.78	0.66	0.57
Principal Window (months)	1 - 97	1 - 45	1 - 30	1 - 23	1 - 18	1 - 15	1 - 13
Class A-2-A / A-2-B
WAL (yrs)	10.94	4.67	3.02	2.25	1.79	1.49	1.26
Principal Window (months)	97 - 164	45 - 70	30 - 44	23 - 32	18 - 26	15 - 21	13 - 18
Class A-3-A / A-3-B
WAL (yrs)	16.37	8.36	4.62	3.25	2.48	2.03	1.71
Principal Window (months)	164 - 231	70 - 137	44 - 70	32 - 48	26 - 35	21 - 28	18 - 24
Class A-4
WAL (yrs)	22.12	14.21	8.77	5.00	3.60	2.69	2.25
Principal Window (months)	231 - 304	137 - 213	70 - 149	48 - 80	35 - 54	28 - 40	24 - 31
Class A-5
WAL (yrs)	27.38	21.50	15.74	11.45	6.57	3.86	2.75
Principal Window (months)	304 - 355	213 - 330	149 - 268	80 - 209	54 - 166	40 - 55	31 - 36
Class A-6
WAL (yrs)	9.61	7.89	7.05	6.62	6.39	5.83	4.89
Principal Window (months)	37 - 353	37 - 328	37 - 266	37 - 207	38 - 164	39 - 135	36 - 112
Class A-7
WAL (yrs)	9.61	7.89	7.05	6.62	6.39	5.83	4.89
Principal Window (months)	37 - 353	37 - 328	37 - 266	37 - 207	38 - 164	39 - 135	36 - 112
Class M-1
WAL (yrs)	17.40	10.88	7.48	5.60	4.58	4.01	3.73
Principal Window (months)	113 - 319	61 - 236	41 - 168	37 - 127	38 - 99	39 - 80	40 - 66
Class M-2
WAL (yrs)	17.31	10.76	7.38	5.53	4.52	3.95	3.64
Principal Window (months)	113 - 309	61 - 221	41 - 156	37 - 117	38 - 92	38 - 74	39 - 61
Class M-3
WAL (yrs)	17.23	10.65	7.30	5.46	4.47	3.88	3.58
Principal Window (months)	113 - 302	61 - 211	41 - 149	37 - 111	38 - 87	38 - 70	39 - 58
Class M-4
WAL (yrs)	17.12	10.52	7.19	5.38	4.38	3.83	3.53
Principal Window (months)	113 - 294	61 - 202	41 - 141	37 - 105	37 - 82	38 - 67	38 - 55
Class M-5
WAL (yrs)	16.93	10.32	7.04	5.27	4.28	3.76	3.43
Principal Window (months)	113 - 284	61 - 190	41 - 133	37 - 99	37 - 77	38 - 63	38 - 52
Class M-6
WAL (yrs)	16.61	10.00	6.81	5.09	4.15	3.61	3.33
Principal Window (months)	113 - 271	61 - 176	41 - 122	37 - 91	37 - 71	37 - 57	38 - 48
Class B-1
WAL (yrs)	15.72	9.26	6.26	4.68	3.83	3.35	3.13
Principal Window (months)	113 - 251	61 - 158	41 - 108	37 - 80	37 - 63	37 - 51	37 - 42

(1) Based on the Structuring Assumptions

Class A-1-B Available Funds Cap (1)(2)

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25-Dec-06	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500
25-Apr-08	11.500	11.500	11.500	11.500
25-May-08	11.500	11.500	11.500	11.500
25-Jun-08	11.500	11.500	11.500	11.500
25-Jul-08	11.500	11.500	11.500	11.500
25-Aug-08	11.500	11.500	11.500	11.500
25-Sep-08	11.500	11.500	11.500	11.500
25-Oct-08	11.500	11.500	11.500	11.500
25-Nov-08	11.500	11.500	11.500
25-Dec-08	11.500	11.500	11.500
25-Jan-09	11.500	11.500	11.500
25-Feb-09	11.500	11.500	11.500
25-Mar-09	11.500	11.500	11.500
25-Apr-09	11.490	11.500	11.500
25-May-09	11.500	11.500	11.500
25-Jun-09	11.394	11.500
25-Jul-09	11.406	11.500
25-Aug-09	11.197	11.500
25-Sep-09	11.082	11.500
25-Oct-09	11.112	11.500
25-Nov-09	10.796	11.500
25-Dec-09	10.842	11.500
25-Jan-10	10.695	11.500
25-Feb-10	10.573	11.500
25-Mar-10	11.163	11.500
25-Apr-10	10.311	11.500
25-May-10	10.432	11.500
25-Jun-10	10.062	11.500
25-Jul-10	10.193	11.500
25-Aug-10	9.797	11.500
25-Sep-10	9.660
25-Oct-10	9.805
25-Nov-10	9.367
25-Dec-10	9.577
25-Jan-11	9.349
25-Feb-11	9.422
25-Mar-11	10.507
25-Apr-11	9.554
25-May-11	9.938
25-Jun-11	9.679
25-Jul-11	10.067
25-Aug-11	9.805
25-Sep-11	9.869
25-Oct-11	10.270
25-Nov-11	10.008
25-Dec-11	10.420
25-Jan-12	10.149
25-Feb-12	10.219
25-Mar-12	11.011
25-Apr-12	10.380
25-May-12	10.818
25-Jun-12	10.561
25-Jul-12	11.021
25-Aug-12	10.775
25-Sep-12	10.894
25-Oct-12	11.400
25-Nov-12	11.178
25-Dec-12	11.725
25-Jan-13	11.513
25-Feb-13	11.700
25-Mar-13	13.212
25-Apr-13	12.175
25-May-13	12.877
25-Jun-13	12.785
25-Jul-13	13.616
25-Aug-13	13.634
25-Sep-13	14.189
25-Oct-13	15.389
25-Nov-13	15.773
25-Dec-13	17.517
25-Jan-14	17.425
25-Feb-14	18.010
25-Mar-14	20.821
25-Apr-14	19.737
25-May-14	21.668
25-Jun-14	22.581
25-Jul-14	25.681
25-Aug-14	28.148
25-Sep-14	33.424
25-Oct-14	44.669
25-Nov-14	67.048
25-Dec-14	219.233

1.

Available Funds Cap equals a) the interest paid out to the Class A-1-B Certificates divided by b) the Class A-1-B balance adjusted for actual days.

2.

Based on the Structuring Assumptions with the following exceptions: (i) the optional call is exercised at the earliest eligible Distribution Date and (ii) 1 Month Libor equals 11.50% for all periods.

Class A-2-B Available Funds Cap (1)(2)

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25-Dec-06	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500
25-Apr-08	11.500	11.500	11.500	11.500
25-May-08	11.500	11.500	11.500	11.500
25-Jun-08	11.500	11.500	11.500	11.500
25-Jul-08	11.500	11.500	11.500	11.500
25-Aug-08	11.500	11.500	11.500	11.500
25-Sep-08	11.500	11.500	11.500	11.500
25-Oct-08	11.500	11.500	11.500	11.500
25-Nov-08	11.500	11.500	11.500	11.500
25-Dec-08	11.500	11.500	11.500	11.500
25-Jan-09	11.500	11.500	11.500	11.500
25-Feb-09	11.500	11.500	11.500	11.500
25-Mar-09	11.500	11.500	11.500	11.500
25-Apr-09	11.334	11.500	11.500	11.500
25-May-09	11.554	11.500	11.500	11.500
25-Jun-09	10.907	11.500	11.500	11.500
25-Jul-09	11.144	11.500	11.500	11.500
25-Aug-09	10.590	11.500	11.500
25-Sep-09	10.451	11.500	11.500
25-Oct-09	10.696	11.500	11.500
25-Nov-09	10.225	11.500	11.500
25-Dec-09	10.470	11.500	11.500
25-Jan-10	10.076	11.484	11.500
25-Feb-10	10.018	11.398	11.500
25-Mar-10	11.052	11.632	11.500
25-Apr-10	9.916	11.229	11.500
25-May-10	10.191	11.429	11.500
25-Jun-10	9.805	11.056	11.500
25-Jul-10	10.082	11.265	11.500
25-Aug-10	9.706	10.889
25-Sep-10	9.660	10.794
25-Oct-10	9.939	10.999
25-Nov-10	9.576	10.557
25-Dec-10	9.858	10.837
25-Jan-11	9.512	10.629
25-Feb-11	9.491	10.759
25-Mar-11	10.490	12.074
25-Apr-11	9.463	11.024
25-May-11	9.769	11.537
25-Jun-11	9.447	11.308
25-Jul-11	9.757	11.863
25-Aug-11	9.439	11.656
25-Sep-11	9.437	11.860
25-Oct-11	9.749	12.517
25-Nov-11	9.434	12.381
25-Dec-11	9.747	14.093
25-Jan-12	9.433	15.153
25-Feb-12	9.433	15.380
25-Mar-12	10.081	16.785
25-Apr-12	9.432	15.737
25-May-12	9.746	16.230
25-Jun-12	9.433	13.994
25-Jul-12	9.747	11.500
25-Aug-12	9.434	11.500
25-Sep-12	9.436	11.500
25-Oct-12	9.750
25-Nov-12	9.437
25-Dec-12	9.752
25-Jan-13	9.439
25-Feb-13	9.440
25-Mar-13	10.448
25-Apr-13	9.439
25-May-13	9.753
25-Jun-13	9.440
25-Jul-13	9.755
25-Aug-13	9.441
25-Sep-13	9.443
25-Oct-13	9.757
25-Nov-13	9.444
25-Dec-13	9.758
25-Jan-14	9.441
25-Feb-14	9.438
25-Mar-14	10.442
25-Apr-14	9.428
25-May-14	9.737
25-Jun-14	9.419
25-Jul-14	9.727
25-Aug-14	9.408
25-Sep-14	9.403
25-Oct-14	9.710
25-Nov-14	9.391
25-Dec-14	9.698
25-Jan-15	9.401
25-Feb-15	9.432
25-Mar-15	10.473
25-Apr-15	9.491
25-May-15	9.839
25-Jun-15	9.554
25-Jul-15	9.905
25-Aug-15	9.618
25-Sep-15	9.652
25-Oct-15	10.009
25-Nov-15	9.721
25-Dec-15	10.083
25-Jan-16	9.795
25-Feb-16	9.833
25-Mar-16	10.553
25-Apr-16	9.994
25-May-16	10.996
25-Jun-16	10.687
25-Jul-16	11.091
25-Aug-16	10.787
25-Sep-16	10.842
25-Oct-16	11.277
25-Nov-16	10.990
25-Dec-16	11.417
25-Jan-17	11.110
25-Feb-17	11.174
25-Mar-17	12.447
25-Apr-17	11.313
25-May-17	11.768
25-Jun-17	11.467
25-Jul-17	11.935
25-Aug-17	11.637
25-Sep-17	11.730
25-Oct-17	12.223
25-Nov-17	11.933
25-Dec-17	12.447
25-Jan-18	12.164
25-Feb-18	12.291
25-Mar-18	13.763
25-Apr-18	12.577
25-May-18	13.161
25-Jun-18	12.906
25-Jul-18	13.529
25-Aug-18	13.293
25-Sep-18	13.511
25-Oct-18	14.211
25-Nov-18	14.015
25-Dec-18	14.785
25-Jan-19	14.630
25-Feb-19	14.989
25-Mar-19	17.051
25-Apr-19	15.858
25-May-19	16.927
25-Jun-19	16.978
25-Jul-19	18.265
25-Aug-19	18.491
25-Sep-19	19.463
25-Oct-19	21.332
25-Nov-19	22.098
25-Dec-19	24.745
25-Jan-20	26.356
25-Feb-20	29.640
25-Mar-20	36.774
25-Apr-20	41.842
25-May-20	57.053
25-Jun-20	86.148
25-Jul-20	244.091

1.

Available Funds Cap equals a) the interest paid out to the Class A-2-B Certificates divided by b) the Class A-2-B balance, adjusted for actual days.

2.

Based on the Structuring Assumptions with the following exceptions: (i) the optional call is exercised at the earliest eligible Distribution Date and (ii) 1 Month Libor equals 11.50% for all periods.

Class A-3-B Available Funds Cap (1)(2)

Distribution Date	25% PPC	50% PPC	75% PPC	100% PPC
25-Dec-06	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500
25-Apr-08	11.500	11.500	11.500	11.500
25-May-08	11.500	11.500	11.500	11.500
25-Jun-08	11.500	11.500	11.500	11.500
25-Jul-08	11.500	11.500	11.500	11.500
25-Aug-08	11.500	11.500	11.500	11.500
25-Sep-08	11.500	11.500	11.500	11.500
25-Oct-08	11.500	11.500	11.500	11.500
25-Nov-08	11.500	11.500	11.500	11.500
25-Dec-08	11.500	11.500	11.500	11.500
25-Jan-09	11.500	11.500	11.500	11.500
25-Feb-09	11.500	11.500	11.500	11.500
25-Mar-09	11.500	11.500	11.500	11.500
25-Apr-09	11.334	11.500	11.500	11.500
25-May-09	11.554	11.500	11.500	11.500
25-Jun-09	10.907	11.500	11.500	11.500
25-Jul-09	11.144	11.500	11.500	11.500
25-Aug-09	10.590	11.500	11.500	11.500
25-Sep-09	10.451	11.500	11.500	11.500
25-Oct-09	10.696	11.500	11.500	11.500
25-Nov-09	10.225	11.500	11.500	11.500
25-Dec-09	10.470	11.500	11.500	11.500
25-Jan-10	10.076	11.475	11.500	11.500
25-Feb-10	10.018	11.347	11.500	11.500
25-Mar-10	11.052	11.699	11.500	11.500
25-Apr-10	9.916	11.117	11.500	11.500
25-May-10	10.191	11.407	11.500	11.500
25-Jun-10	9.805	10.922	11.500	11.500
25-Jul-10	10.082	11.207	11.500	11.500
25-Aug-10	9.706	10.750	11.500	11.500
25-Sep-10	9.660	10.676	11.500	11.500
25-Oct-10	9.939	10.968	11.500	11.500
25-Nov-10	9.576	10.550	11.500	11.500
25-Dec-10	9.858	10.857	11.500
25-Jan-11	9.512	10.518	11.500
25-Feb-11	9.491	10.552	11.500
25-Mar-11	10.490	11.717	11.500
25-Apr-11	9.463	10.646	11.500
25-May-11	9.769	11.060	11.500
25-Jun-11	9.447	10.771	11.500
25-Jul-11	9.757	11.196	11.500
25-Aug-11	9.439	10.909	11.500
25-Sep-11	9.437	10.986	11.500
25-Oct-11	9.749	11.427	11.500
25-Nov-11	9.434	11.146	11.500
25-Dec-11	9.747	12.312	11.500
25-Jan-12	9.433	12.953	11.500
25-Feb-12	9.433	13.084	11.500
25-Mar-12	10.081	14.118	11.500
25-Apr-12	9.432	13.398	11.500
25-May-12	9.746	14.052	11.500
25-Jun-12	9.433	12.991	11.500
25-Jul-12	9.747	11.500	11.500
25-Aug-12	9.434	11.500	11.500
25-Sep-12	9.436	11.500	11.500
25-Oct-12	9.750	11.500
25-Nov-12	9.437	11.500
25-Dec-12	9.752	11.500
25-Jan-13	9.439	11.500
25-Feb-13	9.440	11.500
25-Mar-13	10.448	11.500
25-Apr-13	9.439	11.500
25-May-13	9.753	11.500
25-Jun-13	9.440	11.500
25-Jul-13	9.755	11.500
25-Aug-13	9.441	11.500
25-Sep-13	9.443	11.500
25-Oct-13	9.757	11.500
25-Nov-13	9.444	11.500
25-Dec-13	9.758	11.500
25-Jan-14	9.441	11.500
25-Feb-14	9.438	11.500
25-Mar-14	10.442	11.500
25-Apr-14	9.428	11.500
25-May-14	9.737	11.500
25-Jun-14	9.419	11.500
25-Jul-14	9.727	11.500
25-Aug-14	9.408	11.500
25-Sep-14	9.403	11.500
25-Oct-14	9.710	11.500
25-Nov-14	9.391	11.500
25-Dec-14	9.698	11.500
25-Jan-15	9.380	11.500
25-Feb-15	9.376	11.500
25-Mar-15	10.373	11.500
25-Apr-15	9.365	11.500
25-May-15	9.671	11.500
25-Jun-15	9.355	11.500
25-Jul-15	9.661	11.500
25-Aug-15	9.345	11.500
25-Sep-15	9.341	11.500
25-Oct-15	9.647	11.500
25-Nov-15	9.331	11.500
25-Dec-15	9.637	11.500
25-Jan-16	9.322	11.500
25-Feb-16	9.317	11.500
25-Mar-16	9.953	11.500
25-Apr-16	9.372	11.500
25-May-16	10.181	11.500
25-Jun-16	9.848	11.500
25-Jul-16	10.168	11.500
25-Aug-16	9.840	11.500
25-Sep-16	9.837	11.500
25-Oct-16	10.172	11.500
25-Nov-16	9.852	11.500
25-Dec-16	10.170	11.500
25-Jan-17	9.833	11.500
25-Feb-17	9.823	11.500
25-Mar-17	10.862	11.500
25-Apr-17	9.802	11.500
25-May-17	10.118	11.500
25-Jun-17	9.783	11.500
25-Jul-17	10.098	11.500
25-Aug-17	9.764	11.500
25-Sep-17	9.755	11.500
25-Oct-17	10.070	11.500
25-Nov-17	9.736	11.500
25-Dec-17	10.051	11.500
25-Jan-18	9.718	11.500
25-Feb-18	9.709	11.500
25-Mar-18	10.736	11.500
25-Apr-18	9.689	11.500
25-May-18	10.002
25-Jun-18	9.671
25-Jul-18	9.983
25-Aug-18	9.653
25-Sep-18	9.645
25-Oct-18	9.956
25-Nov-18	9.627
25-Dec-18	9.938
25-Jan-19	9.609
25-Feb-19	9.601
25-Mar-19	10.617
25-Apr-19	9.582
25-May-19	9.892
25-Jun-19	9.565
25-Jul-19	9.874
25-Aug-19	9.548
25-Sep-19	9.540
25-Oct-19	9.848
25-Nov-19	9.523
25-Dec-19	9.831
25-Jan-20	9.506
25-Feb-20	9.498
25-Mar-20	10.143
25-Apr-20	9.481
25-May-20	9.787
25-Jun-20	9.464
25-Jul-20	9.770
25-Aug-20	9.470
25-Sep-20	9.509
25-Oct-20	9.866
25-Nov-20	9.589
25-Dec-20	9.951
25-Jan-21	9.673
25-Feb-21	9.717
25-Mar-21	10.804
25-Apr-21	9.805
25-May-21	10.180
25-Jun-21	9.900
25-Jul-21	10.281
25-Aug-21	9.999
25-Sep-21	10.052
25-Oct-21	10.443
25-Nov-21	10.162
25-Dec-21	10.560
25-Jan-22	10.280
25-Feb-22	10.343
25-Mar-22	11.522
25-Apr-22	10.474
25-May-22	10.896
25-Jun-22	10.618
25-Jul-22	11.050
25-Aug-22	10.773
25-Sep-22	10.857
25-Oct-22	11.308
25-Nov-22	11.035
25-Dec-22	11.501
25-Jan-23	11.231
25-Feb-23	11.337
25-Mar-23	12.674
25-Apr-23	11.565
25-May-23	12.079
25-Jun-23	11.821
25-Jul-23	11.375
25-Aug-23	10.915
25-Sep-23	11.044
25-Oct-23	11.554
25-Nov-23	11.328
25-Dec-23	11.868
25-Jan-24	11.656
25-Feb-24	11.839
25-Mar-24	12.867
25-Apr-24	12.253
25-May-24	12.905
25-Jun-24	12.747
25-Jul-24	13.465
25-Aug-24	13.345
25-Sep-24	13.694
25-Oct-24	14.553
25-Nov-24	14.523
25-Dec-24	15.522
25-Jan-25	15.592
25-Feb-25	16.251
25-Mar-25	18.845
25-Apr-25	17.933
25-May-25	19.665
25-Jun-25	20.375
25-Jul-25	22.798
25-Aug-25	24.243
25-Sep-25	27.170
25-Oct-25	32.346
25-Nov-25	37.584
25-Dec-25	49.884
25-Jan-26	70.538
25-Feb-26	145.311

1.

Available Funds Cap equals a) the interest paid out to the Class A-3-B Certificates divided by b) the Class A-3-B balance, adjusted for actual days.

2.       Based on the Structuring Assumptions with the following exceptions: (i) the optional call is exercised at the earliest eligible Distribution Date and (ii) 1 Month Libor equals 11.50% for all periods.

Net WAC Cap and Effective Rate Schedule(1)

Payment Date	Net WAC Cap(%)(2)(3)	Effective Rate(%)(2)(4)
25-Dec-06	8.24	10.27
25-Jan-07	6.65	8.71
25-Feb-07	6.65	8.69
25-Mar-07	7.36	9.22
25-Apr-07	6.65	8.65
25-May-07	6.87	8.80
25-Jun-07	6.65	8.60
25-Jul-07	6.87	8.75
25-Aug-07	6.65	8.54
25-Sep-07	6.65	8.51
25-Oct-07	6.87	8.65
25-Nov-07	6.65	8.44
25-Dec-07	6.87	8.58
25-Jan-08	6.65	8.37
25-Feb-08	6.65	8.33
25-Mar-08	7.11	8.66
25-Apr-08	6.65	8.25
25-May-08	6.87	8.39
25-Jun-08	6.65	8.17
25-Jul-08	6.87	8.31
25-Aug-08	6.65	8.08
25-Sep-08	6.65	8.04
25-Oct-08	6.87	8.18
25-Nov-08	6.65	7.94
25-Dec-08	6.87	8.08
25-Jan-09	6.65	7.84
25-Feb-09	6.65	7.79
25-Mar-09	7.36	8.36
25-Apr-09	6.65	7.69
25-May-09	6.87	7.83
25-Jun-09	6.65	7.57
25-Jul-09	6.87	7.71
25-Aug-09	6.65	7.46
25-Sep-09	6.65	7.39
25-Oct-09	6.87	7.54
25-Nov-09	6.65	7.27
25-Dec-09	6.87	7.41
25-Jan-10	6.65	7.20
25-Feb-10	6.65	7.15
25-Mar-10	7.36	7.78
25-Apr-10	6.65	7.06
25-May-10	6.87	7.22
25-Jun-10	6.65	6.96
25-Jul-10	6.87	7.12
25-Aug-10	6.65	6.86
25-Sep-10	6.65	6.80
25-Oct-10	6.87	6.97
25-Nov-10	6.65	6.69
25-Dec-10	6.87	6.87
25-Jan-11	6.65	6.65
25-Feb-11	6.65	6.65
25-Mar-11	7.36	7.36
25-Apr-11	6.65	6.65
25-May-11	6.87	6.87
25-Jun-11	6.65	6.65
25-Jul-11	6.87	6.87
25-Aug-11	6.65	6.65
25-Sep-11	6.65	6.65
25-Oct-11	6.87	6.87
25-Nov-11	6.65	6.65
25-Dec-11	6.87	6.87
25-Jan-12	6.65	6.65
25-Feb-12	6.65	6.65
25-Mar-12	7.11	7.11
25-Apr-12	6.65	6.65
25-May-12	6.87	6.87
25-Jun-12	6.65	6.65
25-Jul-12	6.87	6.87
25-Aug-12	6.65	6.65
25-Sep-12	6.65	6.65
25-Oct-12	6.87	6.87
25-Nov-12	6.65	6.65
25-Dec-12	6.87	6.87
25-Jan-13	6.65	6.65
25-Feb-13	6.65	6.65
25-Mar-13	7.36	7.36
25-Apr-13	6.65	6.65
25-May-13	6.87	6.87
25-Jun-13	6.65	6.65
25-Jul-13	6.87	6.87
25-Aug-13	6.65	6.65
25-Sep-13	6.65	6.65
25-Oct-13	6.87	6.87
25-Nov-13	6.65	6.65
25-Dec-13	6.87	6.87
25-Jan-14	6.65	6.65
25-Feb-14	6.65	6.65
25-Mar-14	7.36	7.36
25-Apr-14	6.65	6.65
25-May-14	6.87	6.87
25-Jun-14	6.65	6.65
25-Jul-14	6.87	6.87
25-Aug-14	6.65	6.65
25-Sep-14	6.65	6.65
25-Oct-14	6.87	6.87
25-Nov-14	6.65	6.65

1.

Assumes a swap strike rate of 5.160%.

2.

1 Month Libor equals 11.50% for all periods.

3.

The indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

4.

The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the percentage equal to the net swap payment owed to or from the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 and divided by actual number of days.

Excess Interest (1)(2)(3)

Distribution Period	Excess Interest (1)(2)
25-Dec-06	1.71
25-Jan-07	1.25
25-Feb-07	1.25
25-Mar-07	1.25
25-Apr-07	1.24
25-May-07	1.23
25-Jun-07	1.23
25-Jul-07	1.22
25-Aug-07	1.21
25-Sep-07	1.21
25-Oct-07	1.20
25-Nov-07	1.19
25-Dec-07	1.19
25-Jan-08	1.18
25-Feb-08	1.17
25-Mar-08	1.16
25-Apr-08	1.15
25-May-08	1.14
25-Jun-08	1.13
25-Jul-08	1.13
25-Aug-08	1.12
25-Sep-08	1.11
25-Oct-08	1.10
25-Nov-08	1.09
25-Dec-08	1.09
25-Jan-09	1.08
25-Feb-09	1.07
25-Mar-09	1.07
25-Apr-09	1.06
25-May-09	1.06
25-Jun-09	1.05
25-Jul-09	1.04
25-Aug-09	1.04
25-Sep-09	1.03
25-Oct-09	1.03
25-Nov-09	1.02
25-Dec-09	1.02
25-Jan-10	1.00
25-Feb-10	1.00
25-Mar-10	0.99
25-Apr-10	0.99
25-May-10	0.98
25-Jun-10	0.97
25-Jul-10	0.97
25-Aug-10	0.96
25-Sep-10	0.95
25-Oct-10	0.95
25-Nov-10	0.94
25-Dec-10	0.93
25-Jan-11	0.93
25-Feb-11	0.94
25-Mar-11	0.94
25-Apr-11	0.94
25-May-11	0.94
25-Jun-11	0.94
25-Jul-11	0.94
25-Aug-11	0.94
25-Sep-11	0.94
25-Oct-11	0.94
25-Nov-11	0.95
25-Dec-11	0.95
25-Jan-12	0.95
25-Feb-12	0.96
25-Mar-12	0.96
25-Apr-12	0.96
25-May-12	0.97
25-Jun-12	0.97
25-Jul-12	0.97
25-Aug-12	0.98
25-Sep-12	0.98
25-Oct-12	0.99
25-Nov-12	0.99
25-Dec-12	0.99
25-Jan-13	1.00
25-Feb-13	1.00
25-Mar-13	1.01
25-Apr-13	1.01
25-May-13	1.01
25-Jun-13	1.02
25-Jul-13	1.02
25-Aug-13	1.03
25-Sep-13	1.03
25-Oct-13	1.04
25-Nov-13	1.05
25-Dec-13	1.05
25-Jan-14	1.05
25-Feb-14	1.06
25-Mar-14	1.06
25-Apr-14	1.06
25-May-14	1.07
25-Jun-14	1.07
25-Jul-14	1.07
25-Aug-14	1.07
25-Sep-14	1.08
25-Oct-14	1.08
25-Nov-14	1.08

1.

Assumes a swap strike rate of 5.160%.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) the mortgage loans prepay at a speed of 100% PPC.

3.

Excess Interest for any Distribution Date is equal to (x) the product of (a) 12 and (b) interest remaining after payment of current interest accrued on the bonds (including any basis risk shortfalls)  plus or minus any Net Swap Payments made to or from the swap provider, divided by (y) the principal balance of the Certificates prior to any distributions of principal on such Distribution Date.

Swap Schedule (1)

Distribution Date	Notional Amount ($)(1)
December 25, 2006	287,461,000.00
January 25, 2007	281,440,414.45
February 25, 2007	274,940,923.52
March 25, 2007	267,981,903.77
April 25, 2007	260,582,446.80
May 25, 2007	252,764,813.89
June 25, 2007	244,558,539.52
July 25, 2007	236,005,423.33
August 25, 2007	227,134,270.34
September 25, 2007	218,111,731.22
October 25, 2007	209,021,010.19
November 25, 2007	199,996,717.19
December 25, 2007	191,188,479.90
January 25, 2008	182,592,850.87
February 25, 2008	174,204,722.74
March 25, 2008	166,019,110.38
April 25, 2008	158,031,147.99
May 25, 2008	150,236,086.30
June 25, 2008	142,629,289.73
July 25, 2008	135,206,233.70
August 25, 2008	127,962,501.97
September 25, 2008	120,893,784.07
October 25, 2008	113,995,872.75
November 25, 2008	107,264,679.54
December 25, 2008	100,696,179.21
January 25, 2009	94,286,458.30
February 25, 2009	88,031,698.45
March 25, 2009	81,928,172.75
April 25, 2009	75,972,243.59
May 25, 2009	70,160,360.52
June 25, 2009	64,489,058.18
July 25, 2009	58,954,954.24
August 25, 2009	53,554,747.42
September 25, 2009	48,285,215.59
October 25, 2009	43,143,213.83
November 25, 2009	38,125,672.61
December 25, 2009	33,229,595.99
January 25, 2010	32,372,775.98
February 25, 2010	28,945,747.85
March 25, 2010	25,611,410.47
April 25, 2010	22,367,427.65
May 25, 2010	19,211,520.35
June 25, 2010	16,141,465.28
July 25, 2010	13,155,093.56
August 25, 2010	10,250,289.42
September 25, 2010	7,424,988.89
October 25, 2010	4,677,178.59
November 25, 2010	2,004,894.48
December 25, 2010	0.00

1.

The notional amount for each Distribution Date was derived from the aggregate outstanding principal balance of the Class A-1-B, Class A-2-B, and Class A-3-B Certificates, for the accrual period related to such Distribution Date assuming a) the Structuring Assumptions, b) the optional call is exercised at the earliest eligible date, and c) 100% of PPC.

Mortgage Loan Statistics

All Collateral Statistics set forth in the tables below and in the proceeding pages are approximate and subject to change based on final collateral

Original Principal Balance(1)

Original Principal Balance ($)	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
0.01 - 100,000.00	324	$23,054,173.82	2.51%	7.292473	705.5	80.30
100,000.01 - 200,000.00	533	76,757,518.26	8.36	7.103724	705.7	80.84
200,000.01 - 300,000.00	198	48,457,372.37	5.28	7.031335	704.3	76.79
300,000.01 - 400,000.00	96	33,242,744.46	3.62	7.015862	704.5	76.85
400,000.01 - 500,000.00	472	210,620,432.89	22.93	7.107155	703.6	72.56
500,000.01 - 600,000.00	371	199,793,628.35	21.75	7.120353	700.9	72.84
600,000.01 - 700,000.00	196	123,191,137.08	13.41	7.074849	697.1	70.53
700,000.01 - 800,000.00	67	49,035,669.92	5.34	7.130145	697.0	69.01
800,000.01 - 900,000.00	37	30,811,669.83	3.35	7.160372	705.8	69.69
900,000.01 - 1,000,000.00	53	50,855,184.83	5.54	7.101200	714.3	67.04
1,000,000.01 - 1,100,000.00	12	12,174,879.14	1.33	7.220593	706.4	62.07
1,100,000.01 - 1,200,000.00	10	11,283,700.92	1.23	7.155136	718.5	68.31
1,200,000.01 - 1,300,000.00	2	2,376,872.24	0.26	7.765054	670.7	68.45
1,300,000.01 - 1,400,000.00	5	6,420,092.46	0.70	7.439588	692.9	70.76
1,400,000.01 - 1,500,000.00	14	19,391,490.85	2.11	7.099178	726.8	62.56
1,500,000.01 - 2,000,000.00	4	6,768,040.73	0.74	6.898993	695.5	70.07
2,000,000.01 - 2,500,000.00	4	8,655,128.94	0.94	7.305970	688.7	74.99
2,500,000.01 - 3,000,000.00	2	5,668,227.39	0.62	7.301746	694.3	57.52
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

(1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans is expected to be approximately $392,523.

Cut-off Date Stated Principal Balance(1)

Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
0.01 - 100,000.00	325	$23,154,019.89	2.52%	7.288516	705.8	80.40
100,000.01 - 200,000.00	536	77,295,548.71	8.41	7.100659	705.9	80.87
200,000.01 - 300,000.00	197	48,361,163.32	5.26	7.043196	703.9	76.75
300,000.01 - 400,000.00	131	46,976,118.49	5.11	7.115083	706.3	76.28
400,000.01 - 500,000.00	484	220,128,735.24	23.96	7.111419	703.2	72.42
500,000.01 - 600,000.00	362	199,429,632.04	21.71	7.093280	700.8	72.56
600,000.01 - 700,000.00	168	108,381,085.37	11.80	7.098857	696.1	70.37
700,000.01 - 800,000.00	60	44,953,608.59	4.89	7.089523	694.8	68.58
800,000.01 - 900,000.00	41	34,978,423.43	3.81	7.144563	711.5	69.62
900,000.01 - 1,000,000.00	48	46,998,113.58	5.12	7.137240	712.9	66.59
1,000,000.01 - 1,100,000.00	10	10,486,746.29	1.14	7.203646	710.6	64.24
1,100,000.01 - 1,200,000.00	9	10,446,395.71	1.14	7.055883	710.9	67.09
1,200,000.01 - 1,300,000.00	6	7,478,071.97	0.81	7.561584	708.0	75.04
1,300,000.01 - 1,400,000.00	7	9,486,825.15	1.03	7.036777	714.6	60.06
1,400,000.01 - 1,500,000.00	6	8,912,079.64	0.97	7.163479	726.7	61.95
1,500,000.01 - 2,000,000.00	4	6,768,040.73	0.74	6.898993	695.5	70.07
2,000,000.01 - 2,500,000.00	4	8,655,128.94	0.94	7.305970	688.7	74.99
2,500,000.01 - 3,000,000.00	2	5,668,227.39	0.62	7.301746	694.3	57.52
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

(1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans is expected to be approximately $382,732.

Current Rate(1)

Current Rate (%)	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
5.001 - 5.500	1	$1,540,000.00	0.17%	5.500000	748.0	70.00
5.501 - 6.000	39	9,148,636.51	1.00	5.905056	726.7	78.32
6.001 - 6.500	257	85,821,046.48	9.34	6.415155	710.2	73.48
6.501 - 7.000	845	346,079,964.85	37.68	6.841338	702.3	70.90
7.001 - 7.500	841	344,317,910.52	37.48	7.295057	704.4	72.68
7.501 - 8.000	302	104,251,033.45	11.35	7.771399	696.0	73.98
8.001 - 8.500	80	20,656,255.19	2.25	8.286545	691.0	79.03
8.501 - 9.000	28	5,817,814.89	0.63	8.799025	688.6	84.70
9.001 - 9.500	5	838,996.98	0.09	9.178123	673.8	78.09
10.001 - 10.500	2	86,305.61	0.01	10.215018	604.3	72.44
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

(1)As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans is expected to be approximately 7.113%.

Original Term (Months)

Original Term (months)	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
180	18	$3,118,255.18	0.34%	7.235304	691.0	76.47
240	14	6,846,121.93	0.75	6.941060	708.3	65.89
300	2	943,089.69	0.10	6.619339	634.6	73.94
356	1	796,510.41	0.09	6.875000	744.0	62.75
360	2,304	881,876,089.98	96.01	7.124028	703.2	72.59
480	61	24,977,897.29	2.72	6.779062	700.5	71.28
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

Remaining Term to Maturity(1)

Range of Remaining Term (months)	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
86 - 90	1	$31,264.15	0.00%	7.750000	655.0	70.00
171 - 175	3	939,713.79	0.10	6.676921	683.4	75.20
176 - 180	14	2,147,277.24	0.23	7.472176	694.9	77.12
231 - 235	3	1,523,287.18	0.17	6.754785	682.9	67.90
236 - 240	11	5,322,834.75	0.58	6.994368	715.5	65.32
266 - 270	2	103,372.14	0.01	8.164685	736.0	86.59
296 - 300	2	943,089.69	0.10	6.619339	634.6	73.94
321 - 325	2	311,875.46	0.03	6.115303	769.2	103.00
326 - 330	17	1,879,177.20	0.20	6.021444	737.2	101.81
331 - 335	33	3,283,878.05	0.36	6.262438	739.5	102.61
336 - 340	9	1,303,318.32	0.14	6.497814	706.0	88.21
341 - 345	13	2,144,098.42	0.23	6.494591	690.1	89.19
346 - 350	81	17,831,856.15	1.94	6.629991	712.0	79.66
351 – 355	397	120,697,368.02	13.14	6.994773	703.3	73.51
356 – 360	1,751	735,117,656.63	80.03	7.166859	702.7	71.95
466 – 470	49	15,096,646.63	1.64	6.632070	717.6	73.23
471 – 475	5	5,171,833.60	0.56	7.057695	650.4	59.34
476 – 480	7	4,709,417.06	0.51	6.944270	700.7	78.14
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

(1)As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans is expected to be approximately 358.

Season

Season (months)	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
0	55	$33,972,750.00	3.70%	7.039540	709.1	67.10
1	725	211,750,598.68	23.05	7.145109	706.2	73.92
2	385	172,211,496.12	18.75	7.201741	703.5	71.61
3	264	146,446,437.68	15.94	7.267743	701.2	70.46
4	356	183,858,992.89	20.02	7.092467	698.0	72.14
5	163	65,041,232.32	7.08	7.085953	696.5	72.07
6	125	31,986,921.66	3.48	7.036174	696.1	74.09
7	81	20,583,873.53	2.24	6.756288	713.1	73.36
8	20	6,731,180.08	0.73	6.705637	722.0	71.30
9	20	4,785,505.41	0.52	6.820539	714.3	74.48
10	31	6,126,608.11	0.67	6.582594	727.3	82.90
11	52	15,121,797.38	1.65	6.596424	713.0	73.45
12	32	6,967,620.44	0.76	6.657009	719.6	82.29
13	12	3,653,856.24	0.40	6.751125	680.0	72.47
14	2	262,110.20	0.03	6.642785	694.8	73.14
15	6	548,679.25	0.06	6.697137	673.4	97.30
16	6	1,393,754.14	0.15	6.414073	709.4	85.88
18	1	201,665.03	0.02	6.500000	602.0	90.00
20	1	116,677.63	0.01	6.375000	684.0	95.00
21	2	345,417.45	0.04	7.430565	620.0	89.38
22	1	340,911.66	0.04	6.000000	687.0	63.43
23	1	134,637.00	0.01	6.250000	727.0	103.00
24	4	365,674.58	0.04	6.211266	738.0	102.59
25	8	769,243.80	0.08	6.202164	721.5	102.73
26	5	550,378.37	0.06	6.356838	734.2	102.59
27	4	508,461.32	0.06	6.429307	739.4	102.55
28	7	527,203.31	0.06	6.278042	745.8	102.98
29	9	928,591.25	0.10	6.156188	753.9	102.35
30	8	821,361.96	0.09	5.961000	744.0	102.71
31	5	557,519.78	0.06	6.087006	748.3	99.42
34	4	500,295.46	0.05	6.047620	713.5	103.00
35	1	143,840.74	0.02	6.250000	732.0	103.00
39	1	168,034.72	0.02	6.000000	801.0	103.00
90	1	68,095.24	0.01	8.250000	721.0	90.00
91	1	35,276.90	0.00	8.000000	765.0	80.00
92	1	31,264.15	0.00	7.750000	655.0	70.00
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

Credit Score(1)

Range of Credit Score	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
0 – 0	7	$2,929,212.87	0.32%	7.133706	N/A	72.13
1 – 600	6	349,207.44	0.04	8.507822	574.2	68.73
601 – 620	39	10,416,404.41	1.13	7.382790	615.8	73.20
621 – 640	168	65,923,112.10	7.18	7.127232	630.7	70.54
641 – 660	275	129,256,237.06	14.07	7.198966	651.5	70.02
661 – 680	350	136,276,908.26	14.84	7.157276	671.3	71.70
681 – 700	396	147,630,724.08	16.07	7.064382	690.6	74.31
701 – 720	311	105,862,431.80	11.52	7.105110	710.4	75.32
721 – 740	264	93,409,622.41	10.17	7.114300	729.9	72.68
741 – 760	221	81,342,452.48	8.86	7.032732	749.8	74.18
761 – 780	186	77,897,755.93	8.48	7.066414	771.2	71.64
781 – 800	126	48,629,519.30	5.29	7.014145	789.9	71.65
801 – 820	51	18,634,376.34	2.03	7.185359	805.8	69.99
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

(1)As of the Cut-off Date, the non-zero weighted average Credit Score of the Mortgage Loans is expected to be approximately 703.

Original Loan-To-Value Ratios(1),(2),(3)

Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
10.01 - 20.00	9	$2,076,593.04	0.23%	7.070584	743.5	18.36
20.01 - 30.00	19	6,200,096.18	0.67	6.875643	703.0	26.90
30.01 - 40.00	31	11,222,276.98	1.22	7.000023	696.5	35.99
40.01 - 50.00	78	34,782,068.79	3.79	7.064084	700.4	46.03
50.01 - 60.00	179	91,621,469.13	9.97	7.068251	706.7	56.56
60.01 - 70.00	390	195,240,308.40	21.26	7.027037	701.8	66.66
70.01 - 75.00	273	140,730,740.12	15.32	7.207248	695.6	73.89
75.01 - 80.00	1,013	359,629,233.17	39.15	7.125740	704.6	79.61
80.01 - 85.00	26	8,212,269.46	0.89	7.256323	689.6	83.88
85.01 - 90.00	140	35,920,429.49	3.91	7.435889	699.8	89.63
90.01 - 95.00	73	13,341,532.17	1.45	7.512833	709.3	94.74
95.01 - 100.00	26	4,195,264.00	0.46	6.906698	716.4	99.95
over 100.00	143	15,385,683.55	1.67	6.479685	738.9	102.63
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

     (1) As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans is expected to be approximately 72.51%.

     (2) As of the Cut-off Date, approximately 8.39% of the Mortgage Loans have Original Loan-to-Value Ratios over 80.00%.

      (3) All Mortgage Loans with Original Loan-to-Value Ratios over 80.00% are covered by Mortgage Insurance.

PMI Coverage

PMI Coverage	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
0	1,992	$841,502,785.81	91.61%	7.104008	702.5	70.63
12	26	7,147,705.72	0.78	7.302581	694.1	84.10
17	5	1,317,418.47	0.14	7.061951	705.8	88.45
25	82	27,158,740.19	2.96	7.450891	702.5	89.66
30	104	17,706,170.78	1.93	7.516563	698.6	92.04
35	191	23,725,143.51	2.58	6.686878	729.2	100.66
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

PMI Company

PMI Company	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
Commonwealth Mtg Insurance	1	$537,389.80	0.06%	8.375000	678.0	90.00
CMG Mtg Insurance	12	2,637,258.13	0.29	7.129495	699.1	89.79
General Electric	72	15,111,165.46	1.65	7.330777	715.7	91.19
Mtg Guranty Insurance	36	9,837,761.70	1.07	7.195889	707.4	90.26
PMI	44	8,957,159.45	0.98	7.059076	701.6	90.79
Radian	30	5,246,151.63	0.57	7.853511	706.9	91.21
Republic Mtg Insurance	7	1,460,678.55	0.16	7.190814	716.2	93.76
United Guranty Insurance	206	33,267,613.95	3.62	7.087653	710.0	95.91
No Insurance	1,992	841,502,785.81	91.61	7.104008	702.5	70.63
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

Occupancy Type(1)

Occupancy Type	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
Primary	2,058	$807,901,143.82	87.95%	7.091233	701.7	72.76
Secondary	122	56,756,787.03	6.18	7.174412	720.1	70.12
Investment	220	53,900,033.63	5.87	7.373348	706.5	71.26
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

(1)Based upon representations of the related borrowers at the time of origination.

Property Type

Property Type	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
Single Family	1,633	$605,451,914.39	65.91%	7.101394	699.5	72.31
Planned Unit Development	449	199,240,489.30	21.69	7.089259	709.2	73.07
Condominium	167	58,565,094.20	6.38	7.253921	712.3	73.81
2-4 Family	133	48,389,470.51	5.27	7.171380	710.4	72.06
Co-op	12	3,969,118.36	0.43	7.208731	695.7	63.15
Condotel	6	2,941,877.72	0.32	7.191821	730.6	69.38
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

Loan Purpose

Loan Purpose	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
Purchase	1,307	$436,410,396.80	47.51%	7.109255	714.0	77.16
Cash-out	799	353,484,196.80	38.48	7.118979	691.7	67.13
Rate / Term Refi	294	128,663,370.88	14.01	7.108756	697.4	71.53
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

Loan Documentation

Loan Documentation	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
Reduced	393	$241,182,200.36	26.26%	7.081117	688.1	71.79
No Income/No Assets Verifier	259	131,639,247.49	14.33	7.258305	713.1	69.10
Full Asset/Stated Income	532	124,481,823.90	13.55	7.064856	704.2	75.35
Full	373	115,375,146.23	12.56	6.889425	705.4	77.11
No Income Verifier	275	90,803,922.33	9.89	7.169813	713.4	71.79
No Ratio	135	65,292,748.43	7.11	7.225668	712.2	70.48
Stated Income/Stated Asset	189	64,190,751.61	6.99	7.160034	696.9	69.34
Stated Documentation	78	29,816,181.87	3.25	7.267198	727.9	74.82
Simply Signature	61	19,133,129.92	2.08	6.886714	714.0	75.02
Limited	23	14,083,120.03	1.53	7.267474	717.0	73.11
Alternative	17	10,931,537.60	1.19	6.990446	663.3	74.54
No Documentation	61	9,687,215.27	1.05	7.454490	698.0	71.43
Streamlined	4	1,940,939.44	0.21	7.286304	743.7	73.49
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

Lien

Lien Position	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
First	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

Geographic Distribution of Mortgaged Properties(1)

State	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
North Dakota	2	$219,566.50	0.02%	7.064683	768.3	72.35
South Dakota	2	257,353.12	0.03	6.782436	757.2	102.10
West Virginia	4	401,295.48	0.04	7.339731	691.0	84.40
Nebraska	6	598,927.30	0.07	7.417563	698.7	87.67
New Hampshire	5	989,021.96	0.11	7.159577	690.7	90.68
Wyoming	3	1,186,604.05	0.13	6.673823	752.6	70.10
Mississippi	8	1,194,192.98	0.13	7.203877	729.8	82.66
Louisiana	9	1,241,155.48	0.14	7.081730	766.2	75.76
Iowa	14	1,247,806.80	0.14	6.668520	702.1	88.90
Alaska	4	1,441,824.59	0.16	7.074879	714.7	77.95
Kansas	15	1,746,715.99	0.19	7.001385	730.7	92.68
Kentucky	10	1,793,365.06	0.20	6.960651	710.8	78.58
Maine	8	1,804,374.12	0.20	7.062090	687.7	77.65
Delaware	11	1,881,015.52	0.20	7.320022	690.5	81.64
Montana	6	1,899,207.99	0.21	7.159795	705.1	66.65
Arkansas	12	2,174,615.02	0.24	6.987530	696.3	81.64
Vermont	11	2,740,838.07	0.30	7.160964	712.9	64.89
Oklahoma	17	2,774,500.28	0.30	6.946719	705.3	87.50
Wisconsin	9	3,139,668.99	0.34	7.087101	699.7	69.20
Idaho	16	3,726,357.04	0.41	6.999050	679.8	72.31
New Mexico	15	4,105,376.31	0.45	7.175398	694.7	72.76
District of Columbia	7	4,450,567.03	0.48	7.061859	662.9	63.74
Indiana	23	5,325,247.41	0.58	7.397907	700.7	73.56
Rhode Island	12	5,588,477.74	0.61	7.336584	713.7	71.03
Tennessee	41	6,463,557.80	0.70	7.312032	676.0	75.46
Oregon	16	7,783,679.26	0.85	7.142801	701.9	68.98
Utah	19	8,157,915.07	0.89	7.337597	701.7	75.75
Michigan	38	8,482,608.19	0.92	7.360843	692.1	78.26
Hawaii	15	9,811,712.29	1.07	7.076707	707.1	66.20
Ohio	39	10,466,977.42	1.14	7.315661	701.5	75.12
Missouri	42	10,558,738.31	1.15	7.164749	704.3	80.43
Alabama	34	10,703,801.63	1.17	7.143333	683.1	78.22
Minnesota	44	11,976,374.54	1.30	6.884935	703.7	74.33
Nevada	33	13,861,110.98	1.51	6.972941	700.4	74.18
North Carolina	47	14,522,675.33	1.58	7.297981	715.3	73.17
Georgia	49	14,958,842.20	1.63	7.245006	688.2	76.84
Connecticut	36	15,841,013.91	1.72	7.132778	698.9	67.67
South Carolina	45	16,703,832.29	1.82	7.257320	695.8	70.96
Colorado	51	18,752,496.41	2.04	7.093334	731.4	74.08
Pennsylvania	98	20,768,219.73	2.26	7.165749	719.2	77.58
Illinois	68	20,934,364.44	2.28	7.298153	694.5	75.38
Massachusetts	50	21,808,723.29	2.37	7.246835	706.2	72.58
Washington	48	22,645,288.13	2.47	7.079236	719.1	72.35
Arizona	73	30,450,287.31	3.32	7.105896	709.8	71.12
Maryland	69	30,773,359.15	3.35	7.125833	702.0	75.62
Virginia	69	31,556,302.40	3.44	7.008016	708.3	74.41
Texas	162	37,968,172.22	4.13	7.098888	707.7	77.06
New Jersey	117	50,039,840.63	5.45	7.217911	689.2	73.54
Florida	241	98,200,536.69	10.69	7.240550	698.5	71.15
New York	211	98,768,714.47	10.75	7.098839	709.5	70.82
California	416	223,670,745.56	24.35	6.973959	701.4	70.03
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

(1)As of the Cut off Date, no more than approximately 0.39% of the Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term

Original Prepayment Penalty Term (months)	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
N/A	2,327	$891,199,770.85	97.02%	7.110586	703.4	72.46
6	1	444,000.00	0.05	8.000000	741.0	80.00
12	25	5,527,491.56	0.60	7.615451	678.4	77.54
24	1	1,200,000.00	0.13	7.125000	750.0	69.16
36	22	6,141,657.51	0.67	7.267948	714.3	69.59
60	24	14,045,044.56	1.53	6.966840	682.9	75.09
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

Prepayment Penalty Remaining Term

Prepayment Penalty Remaining Term (months)	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
less than 1	2,327	$891,199,770.85	97.02%	7.110586	703.4	72.46
1 – 5	8	1,940,633.79	0.21	7.780524	701.5	79.19
6 – 10	16	3,637,257.77	0.40	7.593742	670.0	76.70
11 – 15	2	393,600.00	0.04	7.435976	712.5	80.00
21 – 25	1	1,200,000.00	0.13	7.125000	750.0	69.16
26 – 30	1	149,422.85	0.02	7.375000	655.0	53.57
31 – 35	20	5,832,234.66	0.63	7.269127	716.9	69.73
36 – 40	1	160,000.00	0.02	7.125000	675.0	79.60
51 – 55	2	975,992.58	0.11	6.606283	632.4	72.25
56 – 60	22	13,069,051.98	1.42	6.993766	686.7	75.30
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

Seller

Seller	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
Indymac	25	$14,864,186.76	1.62%	7.294167	747.8	68.24
Chase Mortgage	740	278,446,824.37	30.31	7.153530	708.4	71.21
Countrywide Home Loans	622	378,961,857.18	41.26	7.071407	693.5	70.90
CTX	3	1,488,696.09	0.16	7.125000	717.5	68.92
Fifth Third Bank	20	14,339,724.01	1.56	7.415709	703.8	71.91
GreenPoint Mortgage	107	36,584,208.70	3.98	7.058801	716.5	75.26
National City	45	19,744,590.17	2.15	7.280753	717.8	72.67
PHH Mortgage	698	143,062,046.67	15.57	7.111106	702.7	76.33
Suntrust	113	14,972,933.12	1.63	6.717943	729.2	97.55
Washington Mutual	27	16,092,897.41	1.75	7.250637	724.7	74.17
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

Primary Servicer

Primary Servicer	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
Indymac	25	$14,864,186.76	1.62%	7.294167	747.8	68.24
Chase	842	314,873,672.52	34.28	7.139613	709.5	71.64
Countrywide Home Loans	622	378,961,857.18	41.26	7.071407	693.5	70.90
Fifth Third Bank	20	14,339,724.01	1.56	7.415709	703.8	71.91
GreenPoint Mortgage	8	1,646,056.64	0.18	7.684511	686.6	76.64
National City	45	19,744,590.17	2.15	7.280753	717.8	72.67
PHH	698	143,062,046.67	15.57	7.111106	702.7	76.33
Suntrust	113	14,972,933.12	1.63	6.717943	729.2	97.55
Washington Mutual	27	16,092,897.41	1.75	7.250637	724.7	74.17
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

Interest Only

Interest Only	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
Interest-Only	551	$278,432,947.10	30.31%	7.179061	705.4	71.21
Non-IO	1,849	640,125,017.38	69.69	7.084161	702.0	73.07
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

Original IO Term

Interest-only Original Term (months)	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
N/A	1,849	$640,125,017.38	69.69%	7.084161	702.0	73.07
120	551	278,432,947.10	30.31	7.179061	705.4	71.21
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51

Remaining IO Term

Interest-only Remaining Term (months)	Number of Loans	Scheduled Balance ($)	Percent of Scheduled Balance (%)	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Original LTV (%)
N/A	1,849	$640,125,017.38	69.69%	7.084161	702.0	73.07
97	1	134,637.00	0.01	6.250000	727.0	103.00
104	1	584,000.00	0.06	5.875000	724.0	80.00
107	1	292,323.31	0.03	7.250000	601.0	90.00
108	5	1,051,984.09	0.11	6.515850	714.4	83.91
109	4	842,469.64	0.09	6.537835	687.7	70.02
110	6	1,659,977.19	0.18	6.479010	726.8	81.66
111	3	1,023,783.38	0.11	6.843363	685.1	74.78
112	2	847,130.65	0.09	6.339912	759.0	62.50
113	20	6,043,476.73	0.66	6.672682	717.1	75.44
114	43	13,469,681.18	1.47	6.945204	703.0	72.98
115	29	13,549,702.74	1.48	7.358129	705.1	70.10
116	61	33,855,596.20	3.69	7.229648	701.7	68.93
117	81	49,182,714.83	5.35	7.358103	697.1	70.34
118	113	64,451,929.71	7.02	7.257438	707.9	71.18
119	147	67,963,890.45	7.40	7.106079	707.4	73.55
120	34	23,479,650.00	2.56	7.072360	712.6	66.43
Total	2,400	$918,557,964.48	100.00%	7.112927	703.1	72.51